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                                                                   EXHIBIT 23.2

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 8-K of our reports dated February 19, 1993, on the financial statements of Capitol Bank Sacramento. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.

                            /s/ Arthur Andersen LLP

Sacramento, California
December 19, 1994